Exhibit 99.1
JOINT NEWS RELEASE
PPG and Bain Capital Sign Agreement for Sale of SigmaKalon
Process Continues on Schedule
PITTSBURGH, October 4, 2007 — PPG Industries (NYSE:PPG) today announced that its offer to acquire SigmaKalon Group, a worldwide coatings producer, from global private investment firm Bain Capital has been accepted. PPG and Bain Capital signed a Sale and Purchase Agreement upon the completion of discussions with appropriate employee representative bodies.
The total transaction value, including assumed debt, is approximately €2.2 billion. The acquisition continues to be subject to receipt of regulatory approvals.
“The process of consulting with and obtaining advice from the relevant employee representative bodies was cooperative and constructive,” said Michael H. McGarry, Vice President, Coatings, and Managing Director, PPG Europe. “As a result, we completed this phase of the process and are now seeking approvals from several regulatory agencies in Europe and elsewhere.”
Based in Uithoorn, Netherlands, SigmaKalon produces architectural, protective, marine and industrial coatings, and is a leading coatings supplier in Europe and other key markets across the globe. The acquisition would give PPG a stronger, more balanced coatings business in Europe.
“We are pleased with how the sale process has progressed, and continue to be pleased with management’s efforts to move the business forward,” said Steve Barnes, Managing Director at Bain Capital based in Boston. “SigmaKalon has very successfully developed over the last four years into a best-in-class global coatings company, and we believe the combination with PPG will allow the company to continue — and in some areas accelerate — its successful strategy,” added Walid Sarkis, a Managing Director at Bain Capital based in London.
About PPG
Pittsburgh-based PPG is a global supplier of paints, coatings, chemicals, optical products, specialty materials, glass and fiber glass. The company employs more than 34,000 people and has 125 manufacturing facilities and equity affiliates in more than 25 countries. Sales in 2006 were $11 billion. PPG shares are traded on the New York and Philadelphia stock exchanges (symbol: PPG). For more information, visit www.ppg.com.
About Bain Capital
Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity and leveraged debt assets with approximately $50 billion in total assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 250 companies around the world including such industrial and consumer products manufacturing companies as Brenntag, FCI, Sealy, Bombardier Recreational Products, Novacap, Innophos, Boart Longyear and FCI. Headquartered in Boston, Bain Capital has offices in London, New York, Munich, Tokyo, Hong Kong and Shanghai.

Forward-Looking Statements
Statements in this news release relating to matters that are not historical facts are forward-looking statements reflecting the company’s current view with respect to future events or objectives and financial or operational performance or results. These matters involve risks and uncertainties as discussed in PPG Industries’ periodic reports on Form 10-K and Form 10-Q, and its current reports on Form 8-K, filed with the Securities and Exchange Commission. Accordingly, many factors could cause actual results to differ materially from the company’s forward-looking statements.
Among these factors are increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials and energy, the ability to maintain favorable supplier relationships and arrangements, economic and political conditions in international markets, foreign exchange rates and fluctuations in such rates, the impact of environmental regulations, unexpected business disruptions and the unpredictability of possible future litigation, including litigation that could result if the asbestos settlement discussed in PPG’s filings with the SEC does not become effective. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.
Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, operations or liquidity.
CONTACTS:
For PPG:
Media: Jack Maurer; (412) 434-2181; jmaurer@ppg.com
Investors: Vince Morales; (412) 434-3740; vmorales@ppg.com
For Bain Capital :
Alex Stanton, Stanton Crenshaw Communications; (212) 780-0701;
alex@stantoncrenshaw.com